CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements on Form F-3 (File No. 333-147024 and File No. 333-153055) and Form S-8 (File No. 333-148085, File No. 333-148754 and File No. 333-154795) of XTL Biopharmaceuticals Ltd. of our report dated March 31, 2014, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 31, 2014	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited